Exhibit 99.1

Rexford Industrial Announces New CFO Hire & Promotion of Laura Clark to COO
Los Angeles – October 21, 2024 – Rexford Industrial Realty, Inc. (the “Company” or “Rexford Industrial”) (NYSE: REXR), a real estate investment trust focused on creating value by investing in and operating industrial properties located throughout infill Southern California, today announced the appointment of Michael Fitzmaurice as Chief Financial Officer (CFO) and the promotion of Laura Clark, the Company’s current CFO, to the role of Chief Operating Officer (COO), effective November 18, 2024.
“We are very pleased to welcome Michael Fitzmaurice to the Rexford Industrial team. Michael is a strategic, results-driven and team-focused leader who we are excited to partner with as we capitalize upon Rexford’s significant forward growth opportunity,” stated Michael Frankel and Howard Schwimmer, Co-Chief Executive Officers of the Company. “We are also pleased to elevate Laura Clark to COO and are grateful for Laura’s substantial contributions as CFO over the last four years. Laura’s promotion to COO will enable her to drive substantial value creation through the operational and growth segments of our business.”
Mr. Fitzmaurice brings 25 years of experience in the public REIT sector to Rexford Industrial. He most recently served as Executive Vice President, CFO of RPT Realty, where he joined in 2018, and was instrumental in the successful merger with Kimco Realty in January 2024. Prior to joining RPT, Mr. Fitzmaurice served as Vice President and then Senior Vice President of Finance for Retail Properties of America, Inc. from 2012 to 2018. Earlier in his career, Mr. Fitzmaurice held positions of growing responsibility at General Growth Properties and Equity Office Properties. Mr. Fitzmaurice received his B.S. in finance from the University of Illinois at Chicago.
Russell Reynolds Associates (RRA), a leading executive search and leadership advisory firm, partnered with Rexford Industrial on this important mandate. Deb Barbanel and Nick Roberts led the effort on behalf of RRA.
About Rexford Industrial
Rexford Industrial creates value by investing in, operating and redeveloping industrial properties throughout infill Southern California, the world's fourth largest industrial market and consistently the highest-demand with lowest-supply major market in the nation. The Company’s highly differentiated strategy enables internal and external growth opportunities through its proprietary value creation and asset management capabilities. Rexford Industrial’s high-quality, irreplaceable portfolio comprises 424 properties with approximately 50.3 million rentable square feet occupied by a stable and diverse tenant base. Structured as a real estate investment trust (REIT) listed on the New York Stock Exchange under the ticker “REXR,” Rexford Industrial is an S&P MidCap 400 Index member. For more information, please visit www.rexfordindustrial.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws, which are based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the reports and other filings by the Company with the U.S. Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.

Contact:
Investorrelations@rexfordindustrial.com